[MERRILL LYNCH LOGO]        MERRILL LYNCH LIFE INSURANCE COMPANY
                            Home Office: 320 West Capitol Avenue, Little Rock, Arkansas 72201
                            Variable Life Service Center: P.O. Box 9023, Springfield, Massachusetts 01102-9025
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                            INSURED              RICHARD ROE
                            POLICY NUMBER        SPECIMEN


                            MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                            This policy is a legal contract between its owner and us. Please read it carefully. In this policy, the word you or your refers to the owner. We or us refers to Merrill Lynch Life Insurance
                            Company.
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Death Benefit               We will pay the Death Benefit Proceeds to the Beneficiary after we receive Due Proof of the death
Provided By This            of the Insured.
Policy
                            At issue, the Death Benefit equals this policy's Initial Face Amount. Afterwards, the Death Benefit may increase or decrease on any day, depending on this policy's investment results, but will never be less than the policy's Guaranteed Minimum Death Benefit. During the Guarantee Period, we cannot terminate this policy and the Death Benefit it provides, regardless of investment results, unless Loan
                            Debt exceeds the Surrender Value. For a description of the Guaranteed Minimum Death Benefit and
                            Guarantee Period, see the Guaranteed Benefits Rider. For details on the Death Benefit, including the effect of policy loans, see Policy Benefit for the owner and Insurance Benefits.
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Cash Value Benefits         During the Insured's lifetime while this policy is in effect, we provide cash value benefits and
Provided By                 other important rights as described in this policy.
This Policy
                            The Account Value may increase or decrease on any day, depending on the investment results for this policy. No minimum Surrender Value is guaranteed. See Policy Benefits for The Owner for information on the Surrender Value.
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Investment Results          You can allocate this policy's Account Value among the subaccounts. Each subaccount invests in a
For This Policy             designated Fund. The Account Value and Death Benefit may increase or decrease depending on the investment experience of the subaccounts, the allocation of the policy's Account Value and the timing and amount of all Premium payments, loans, withdrawals, charges and credits. See How Variable Life
                            Insurance Works for details.
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Right To Examine            This policy may be returned on or before the end of the free look period. That period ends 10 days
This Policy                 after you receive this policy. Mail or deliver this policy to our Variable Life Service Center or to your Financial Consultant. The returned policy will be treated as if we never issued it. We'll promptly return any Premium paid.


                                              [SIG]                                     [SIG]
                                            Secretary                                 President

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Modified Single Premium     Variable life insurance payable upon death of Insured. Modified single Premium. Non-participating.
Variable Life               Investment results reflected in policy benefits. Guaranteed Minimum Death Benefit and Guarantee Period
Insurance Policy            as described in Guaranteed Benefits Rider.

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                            DEFINITIONS
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Account Value               The amount available for investment under this policy at any time. It is the sum of the value in each of the subaccounts.
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Accumulation Unit           A unit of measure used to compute the value of your interest in a subaccount.
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Attained Age                The Insured's Issue Age plus the number of full policy years elapsed since the Policy Date.
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Beneficiary                 The person to whom we pay the Death Benefit Proceeds upon the Insured's death.
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Company                     Merrill Lynch Life Insurance Company, also referred to as "we" or "us".
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Contract Value              The Account Value plus Loan Debt, less any accrued charges. The charges we accrue for are described in
                            Policy Schedule 3. Accrued charges are collected as of the next Policy Processing Date or policy anniversary, and upon surrender.
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Death Benefit               The greater of the Guaranteed Minimum Death Benefit described in the Guaranteed Benefits Rider and the
                            Variable Insurance Amount.
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Death Benefit Proceeds      The amount payable to the Beneficiary upon the death of the Insured. It equals the Death Benefit less any Loan Debt, plus any amounts payable under additional insurance riders.
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Due Proof of Death          A certified copy of the death certificate, Beneficiary Statement and any additional paperwork necessary to process payment of a death claim when the Insured dies.
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Fund                        An investment portfolio of an open-end management investment company or unit investment trust in which a subaccount invests.
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Guaranteed Minimum          A Death Benefit payable regardless of the investment performance of the subaccounts. See the Guaranteed
Death Benefit               Benefits Rider for details on the amount and duration of the guaranteed minimum death benefit.
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Guarantee Period            The period during which we cannot terminate the policy, regardless of investment results, unless Loan
                            Debt exceeds the Surrender Value. It is not necessarily the date coverage under the policy ends. After the end of the guarantee period, the policy will remain in effect unless the Net Surrender Value is reduced to zero. See the Guaranteed Benefits Rider for details on the guarantee period.
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In Force Date               The date when the underwriting process is complete, the Initial Premium payment is received and any outstanding policy amendments are received at our Variable Life Service Center.
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Issue Age                   The issue age is defined and shown in Policy Schedule 1.
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Issue Date                  The date this policy is issued at our Variable Life Service Center. The contestable and suicide periods are measured from this date.
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Loan Debt                   The sum of all policy loans taken, less loan repayments, plus loan interest capitalized, plus accrued loan interest.
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Net Amount at Risk          The Death Benefit less Contract Value, adjusted for interest.
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Net Contract Value          The Contract Value less any Loan Debt.
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Net Loan Cost               The difference between loan interest charged and loan interest credited. See Policy Schedule 3.
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Net Surrender Value         The Surrender Value minus any Loan Debt. This is the amount that we would pay upon surrender of the policy.

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                            DEFINITIONS (CONTINUED)
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Policy Date                 The date used to determine Policy Processing Dates, policy years and anniversaries. The policy date may or may not be the same as the Issue Date.
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Policy Processing Dates     The days when we deduct charges or add credits, or determine the amount of a charge or credit. Policy processing dates begin on the Policy Date and then occur on the same day of the month as the Policy Date at the end of each successive Policy Processing Period.
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Policy Processing Period    The period between successive Policy Processing Dates. The policy processing period for this policy is described in Policy Schedule 3.
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Premiums                    The money paid into this policy.
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Separate Account            This policy is funded by a separate account of the Company. The separate account has multiple subaccounts, which invest in shares or units of the Funds. The separate account and the subaccounts currently available with this policy are identified in Policy Schedule 6.
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Surrender Value             The Contract Value less any applicable surrender charges. Surrender charges for this policy, if any, are shown in Policy Schedule 3.
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Valuation Period            Each business day together with any non-business days before it. A business day is any day the New York
                            Stock Exchange (NYSE) is open for trading, or any day on which the SEC otherwise requires that the policy's underlying mutual funds, unit investment trusts or other investment portfolios be valued. We calculate the value of an Accumulation Unit for each subaccount at the end of each valuation period.
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Variable Insurance          The Contract Value multiplied by the appropriate Attained Age Factor shown or described in Policy
Amount                      Schedule 4.

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                                 POLICY SUMMARY
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POLICY NUMBER                      SPECIMEN

OWNER                              Richard Roe

ISSUE DATE                         02/10/2001
POLICY DATE                        02/11/2001
INSURED                            Richard Roe
ISSUE AGE/SEX                      35 Male
UNDERWRITING CLASS                 Standard Non-Smoker.

INITIAL PREMIUM                    $50,000.00
INITIAL FACE AMOUNT                $1,000,000
INITIAL GUARANTEED
MINIMUM DEATH BENEFIT              $1,000,000
INITIAL GUARANTEE PERIOD           65 years.

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                               POLICY SCHEDULE 1
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INSURED                            Richard Roe
POLICY NUMBER                      SPECIMEN


Issue Age                          35 (The Insured's age on his/her birthday
                                   nearest the Policy Date)

Initial Premium                    $2000

Annual Planned Periodic            $2000               Number of years:   4
Premiums                           We must receive the Planned Periodic Premium
                                   while the Insured is alive and not more than 30 days after the corresponding policy anniversary.

Allocation of Initial Premium      We allocate the Initial Premium to the
                                   Merrill Lynch Domestic Money Market
                                   subaccount until 14 days following the In
                                   Force Date. No transfers are allowed during this period.

                                   At the end of this period, we will reallocate the Account Value among the subaccounts as follows:

                                        SUBACCOUNT/ALLOCATION PERCENTAGE

                                   Merrill Lynch Basic Value Focus Fund      10%
                                   Merrill Lynch Domestic Money Market Fund  10%
                                   Merrill Lynch Fundamental Growth Fund     50%
                                   Alliance Premier Growth Portfolio         20%
                                   Delaware Trend Series                     10%

Allocation of Planned Periodic     As of the date we accept your Planned
Premiums                           Periodic Premium, we allocate it in
                                   accordance with your instructions in effect as of the date of the payment unless you provide other instructions at the time of payment.

                                   If you do not provide other instructions and there are no allocation instructions in effect, Planned Periodic Premiums will be allocated to the Merrill Lynch Domestic Money Market subaccount.

Allocation of Additional           Once we complete any necessary underwriting
Premiums other than Planned        and accept your Premium payment, we allocate
Periodic Premiums                  the payment in accordance with your
                                   instructions in effect as of the date we accept the payment, unless you provide other instructions at the time of payment.

                                   If you do not provide other instructions and there are no allocation instructions in effect, additional Premiums will be allocated to the Merrill Lynch Domestic Money Market subaccount.

Maximum Number of                  5
Subaccount Allocations
at One Time

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                               POLICY SCHEDULE 2
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           INSURED                            Richard Roe
           POLICY NUMBER                      SPECIMEN

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Additional Premiums                Payments are subject to our underwriting
(Other than Planned                requirements and limits.
Periodic Payments)
                                   Maximum Attained Age of Insured at time of payment       80
                                   Minimum additional Premium                                $2,000 per policy year
                                   Number of additional Premium payments permitted           1 per policy year
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Transfers                          Minimum transfer amount                                   $100
                                   Maximum number of transfers each policy year without      12
                                   charge (For amount of transfer charge, see Policy
                                   Schedule 3)
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Policy Loans                       Minimum loan amount                                       $500
                                   Minimum repayment amount                                  $500 or the Loan Debt if less
                                   Loan Value                                                90% of the Surrender Value
                                   Maximum loan amount                                       Loan Value less Loan Debt
                                   Loan interest charge                                      Maximum 6.00% annual
                                   Loan interest credit                                      4.00% annual
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Payment Required to                10% of Contract Value
Prevent Termination Due
To Excess Loan Date
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Partial Withdrawals                Permitted starting in                                     Policy year 2
                                   Number permitted per policy year                          6
                                   Minimum amount                                            $1,000
                                   Maximum amount                                            Least of;
                                                                                             (i) 80% of Net Surrender Value;
                                                                                             (ii) Loan Value less Loan Debt; or
                                                                                             (iii) the amount that would reduce the
                                                                                             face amount to the minimum for
                                                                                             which we would then issue this policy
                                   Maximum Attained Age at withdrawal                        None
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Grace Amount                       Three times charges due on the Policy
                                   Processing Date on which we determined
                                   that the Surrender Value was insufficient,
                                   plus the amount by which the Surrender
                                   Value was insufficient on that date.

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                         POLICY SCHEDULE 2 (CONTINUED)
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       INSURED                  Richard Roe
       POLICY NUMBER            SPECIMEN

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Reinstatement Premium   The minimum premium for which we would then
                        issue this policy for the current face amount based on the Insured's Attained Age and underwriting class as of the effective date of the reinstated policy.

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Interest Rate Used in   4% per year
Our Computations

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Mortality Table Used    1980 CSO Male Non-Smoker Mortality Table
in Our Computations





                                Policy Schedule 2

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                                POLICY SCHEDULE 3
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       INSURED                  Richard Roe
       POLICY NUMBER            SPECIMEN

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       POLICY PROCESSING        3 months
       PERIOD

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                   CHARGES, FEES AND CREDITS FOR THIS POLICY

           DEDUCTIONS TO DETERMINE SUBACCOUNT ACCUMULATION UNIT VALUE


TYPE OF CHARGE                    POLICY YEARS                          AMOUNT OF CHARGE
--------------                    ------------                          ----------------
Asset Based Charge(1)                 All                               Daily charge of .003699%
                                                                        (1.35% annually)

                          DEDUCTIONS FROM ACCOUNT VALUE
                          -----------------------------

TYPE OF CHARGE                    POLICY YEARS                          AMOUNT OF CHARGE
--------------                    ------------                          ----------------
Expense Charge(3)                     1-10                              Quarterly charge of .1125%
                                                                        (.45% annually)

Cost of Insurance                     All                               Quarterly Gtd. Max. Cost of
Charge(4)                  (until Insured's Attained Age 100)           Insurance Rates (see Policy Schedule 5)



Net Loan Cost(5)                Any Policy Year Loan                    Maximum 2.00%
                                    Debt Exists                         annually

                            CREDITS TO ACCOUNT VALUE


TYPE OF CREDIT(6)                POLICY YEARS                           AMOUNT OF CREDIT
--------------                   ------------                           ----------------
Asset-Based Credit(6)                11+                                Quarterly credit of .1125%
                                                                        (.45% annually)

(1)Deducted daily from the investment results of each subaccount.

(2)Any charge we accrue for is deducted from the Contract Value, which is used to determine the Surrender Value.

(3)Calculated on the Policy Date and on each subsequent Policy Processing Date by multiplying the quarterly charge by the Contract Value. Deducted in arrears from each subaccount on a pro-rata basis on the Policy Processing Date following the calculation date. Accrued for daily during the period between Policy Processing Dates.

(4)Calculated on the Policy Date and on each subsequent Policy Processing Date by multiplying the appropriate guaranteed maximum cost of insurance rate by the net amount at risk. Deducted in arrears from each subaccount on a pro-rata basis on the Policy Processing Date following the calculation date. Accrued for daily during the period between Policy Processing Dates.

(5)Calculated on the policy anniversary by multiplying the amount of the Loan Debt as of the last policy anniversary, (adjusted for loans and repayments since that anniversary) by the annual charge. Deducted from each subaccount on a pro-rata basis on the policy anniversary. Accrued for daily since the Policy Date or last policy anniversary.

(6)Calculated on each Policy Processing Date, beginning on the first Policy Processing Date following the tenth policy anniversary, by multiplying the quarterly credit by the Account Value. Added to each subaccount on a pro rata basis on the calculation date.

                               Policy Schedule 3

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                          POLICY SCHEDULE 3 (CONTINUED)
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       INSURED                  Richard Roe
       POLICY NUMBER            SPECIMEN

                                SURRENDER CHARGE

The surrender charge consists of a contingent deferred sales load and an unamortized expense charge. We deduct surrender charges from the Account Value.


Contingent               The contingent deferred sales load is calculated as a
Deferred Sales           percentage of each Premium withdrawn or surrendered
Load                     during the first 10 years following payment of that
                         Premium in accordance with the schedule below.

Unamortized              The Unamortized expense charge is calculated as a
Expense Charge           percentage of each Premium withdrawn or surrendered
                         during the first 10 years following payment of that
                         Premium in accordance with the schedule below.

Completed
Years Since
Premium Payment            1    2    3    4    5    6    7    8    9    10
---------------            -    -    -    -    -    -    -    -    -    --

Contingent Deferred        6    5    5    4    4    3    3    2    2    1
Sales Load (% of
Premium Withdrawn)


Unamortized Expense        4   3.6  3.2  2.8  2.4  2.0  1.6  1.2  0.8  .04
Charge (% of
Premium Withdrawn)

Gain is never subject to a surrender charge. "Gain" is equal to the Contract Value less Premiums remaining in the policy. To calculate the Surrender Value, we determine the amount of any surrender charge payable by assuming gain is withdrawn first, followed by Premiums on a FIFO basis.

To determine the amount of any surrender charge applicable to a partial withdrawal and Premiums remaining in the policy unloaned gain is assumed to be withdrawn first, followed by Premiums on a FIFO basis. For this purpose, "unloaned gain" is equal to the Contract Value less the Premiums remaining in the policy, less loan interest credited to the loan collateral account that has not been repaid.

                   OTHER CHARGES DEDUCTED FROM ACCOUNT VALUE

Transfer Charge          $25 for Each Transfer in Excess of 12 in a Policy Year

Charge to exchange       Maximum  $500
Policy for fixed life
insurance

Change of Insured        Maximum  $500
charge



                               Policy Schedule 3

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                               POLICY SCHEDULE 4
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INSURED                        Richard Roe
POLICY                         SPECIMEN


                      Table of Attained Age Factors (Male)


                         (Per $1.00 of Contract Value)


          Age         Factor           Age         Factor           Age         Factor           Age         Factor
          35          3.97197          40          3.37136          45          2.87749          50          2.47233
          36          3.84281          41          3.26461          46          2.79004          51          2.40027
          37          3.71808          42          3.16191          47          2.70588          52          2.33112
          38          3.59795          43          3.06323          48          2.62495          53          2.26483
          39          3.48248          44          2.96853          49          2.54713          54          2.20135

Factors shown are based on the Insured's Attained Age as of each policy anniversary.

On Policy Processing Dates other than policy anniversaries, we determine the Factor in a manner consistent with the methodology used to determine the Factors listed above, with allowance for elapsed time.

The Factor on a date during a Policy Processing Period is determined by interpolating between the factors for the Policy Processing Date immediately preceding and immediately following the date.




                               Policy Schedule 4

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                               POLICY SCHEDULE 5
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INSURED                        Richard Roe
POLICY NUMBER                  SPECIMEN


           Table of Guaranteed Maximum Cost of Insurance Rates (Male)


        (Attained Age Quarterly Rates per $1,000 of Net Amount at Risk)

Age       Rate      Age       Rate      Age       Rate      Age       Rate
35        0.53      40        0.76      45        1.14      50        1.68
36        0.56      41        0.82      46        1.23      51        1.83
37        0.60      42        0.89      47        1.33      52        2.00
38        0.65      43        0.97      48        1.44      53        2.19
39        0.70      44        1.05      49        1.56      54        2.40


Rates shown are based on the Insured's Attained Age as of each policy anniversary. They do not change during a Policy Year.

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                               POLICY SCHEDULE 6
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INSURED                        Richard Roe
POLICY NUMBER                  SPECIMEN

                              THE SEPARATE ACCOUNT

      The Separate Account is the Merrill Lynch Variable Life Separate Account, which is governed by laws of Arkansas, our state of domicile. The Separate Account is divided into subaccounts that correspond to the following investment portfolios:


              Merrill Lynch Variable Series Funds, Inc.
                     Basic Value Focus Fund
                     Domestic Money Market Fund
                     Fundamental Growth Focus Fund
                     Government Bond Fund
                     Index 500 Fund

              AIM Variable Insurance Funds
                     AIM V.I. International Equity Fund
                     AIM V.I. Value Fund

              Alliance Variable Products Series Fund, Inc.
                     Growth and Income Portfolio
                     Premier Growth Portfolio

              Davis Variable Account Fund, Inc.
                     Davis Value Portfolio

              Delaware Group Premium Fund
                     Trend Series

              Mercury HW Variable Trust
                     Mercury HW International Value VIP Portfolio

              MFS Variable Insurance Trust
                     MFS Emerging Growth Series
                     MFS Growth with Income Series

              PIMCO Variable Insurance Trust
                     Total Return Bond Portfolio

              Seligman Portfolios, Inc.
                     Seligman Small-Cap Value Portfolio

              Van Kampen Life Investment Trust
                     Emerging Growth Portfolio

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                            INTRODUCTION TO THIS POLICY
                            This policy insures the life of the Insured.  The
                            Insured is also the owner of this policy unless
                            another owner has been named in the application. The
                            owner is shown in the Policy Summary.  The owner has
                            the rights and options described in this policy.
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This Policy Is A            This policy is a contract between you (its owner)
Contract                    and us. We provide insurance coverage and other
                            benefits as stated in this policy. We do this upon our acceptance of a completed application and receipt of the Initial Premium payment.

                            Whenever we use the word policy, we mean the entire contract. The entire contract consists of:
                                   -      the basic policy;
                                   -      the attached copy of the initial
                                          application;
                                   -      all subsequent applications to change
                                          the basic policy; and
                                   -      any riders or endorsements.
                            Riders and endorsements add provisions or change the terms of the basic policy.

                            At any time we may make such changes in this policy as are required to make it conform with any law, regulation, or ruling issued by a government agency.

                            Only our President, a Vice President, Secretary, or Assistant Secretary may change the policy. Any change must be in writing.

                            To be effective, all notices, changes and choices
                            you make under this policy must be in writing,
                            signed and received by us at our Variable Life
                            Service Center. If you authorize the use of
                            telephone transfer privileges, you or your
                            authorized representative may make transfers and
                            give Premium allocation instructions for additional
                            Premium payments by telephone. The Company reserves
                            the right to terminate or modify telephone transfer
                            privileges at any time.
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Right To Name A             You may name a contingent owner.  If you name a
Contingent Owner            contingent owner and you die while this policy is in
                            effect, ownership of the policy would then pass to
                            the contingent owner. If there is no contingent
                            owner, ownership would pass to your estate.
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The Beneficiary             We pay the proceeds to the primary Beneficiary. If
                            the primary Beneficiary (whether or not irrevocable) has died, we pay the proceeds to any contingent
                            Beneficiary. If there is no surviving Beneficiary, we pay the proceeds to the estate of the Insured.

                            You can name two or more persons as primary
                            Beneficiaries or contingent Beneficiaries.  In
                            either case we assume the proceeds are to be paid
                            in equal shares to the surviving Beneficiaries.
                            You can specify payment other than in equal
                            shares.
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Change of Owner or          During the Insured's lifetime you can transfer
Beneficiary                 ownership of this policy and change the Beneficiary
                            (unless you have designated the primary Beneficiary
                            as irrevocable). To do this, you must send us
                            written notice of the change in a form satisfactory
                            to us. If you designate an irrevocable Beneficiary,
                            you and the irrevocable Beneficiary must act
                            together to exercise the rights and options under
                            this policy. Any change takes effect as of the day
                            you sign the notice. The change does not affect any
                            payment made or action taken by us before receipt of
                            the notice of the change at our Variable Life
                            Service Center. We are not responsible for the
                            validity of the change.
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Sending Notice to Us        Any written notices or requests should be sent to
                            our Variable Life Service Center. The address is on the front of the policy.

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                            PREMIUM PAYMENTS
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When To Pay Premiums        We require payment of the Initial Premium to put
                            this policy in effect. The amount of the Initial
                            Premium is shown in Policy Schedule 1. After 14 days
                            following the In Force date, you may pay additional
                            Premiums under this policy. See Additional Premiums.
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Where To Pay Premiums       Pay the Premiums to our Variable Life Service
                            Center. On request we'll forward you a receipt
                            signed by our Treasurer.
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Allocation of Initial       Information on the Initial Premium allocation is
Premium                     shown in Policy Schedule 1. The maximum number of
                            subaccounts to which you may allocate the Initial
                            Premium at any one time is also shown in Policy
                            Schedule 1.
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Additional Premiums         We allocate additional Premiums as of the date we
                            receive and accept such payments. Additional
                            Premiums are allocated among subaccounts as described in Policy Schedule 1. We reserve the right to return any additional Premiums that would cause this policy to fail to qualify as life insurance under applicable tax laws as interpreted by us.

                            Additional Premiums other than Planned Periodic Premiums
                            After 14 days following the In Force date, you may pay additional Premiums, other than Planned Periodic Premiums, under this policy. Such additional Premiums are subject to the restrictions shown in Policy Schedule 2. They may also be subject to evidence of insurability based on our underwriting rules. Unless you specify otherwise, if there is any Loan Debt, we first apply any additional Premium paid as a loan repayment with any excess applied as an additional Premium. See Policy Loans.

                            Planned Periodic Premiums
                            You may pay additional Premiums under a periodic plan. The amount of any Planned Periodic Premiums, and the consecutive number of years following the Policy Date that such Premiums are scheduled to be paid, is shown in Policy Schedule 1. Unless you specify otherwise, we will send reminder notices for the Planned Periodic Premiums.

                                   Guarantee of Insurability
                                   You have the right to pay any Planned
                                   Periodic Premiums without our requiring a medical examination or other proof that the Insured is still insurable. We show the charge, if any, for this guarantee in Policy
                                   Schedule 3.

                                   When The Guarantee of Insurability Ends
                                   This guarantee will end on the earliest of the following:

                                          -      Upon written request from you;
                                          -      The failure to make a Planned
                                                 Periodic Premium payment within
                                                 the period indicated in Policy
                                                 Schedule 1; or
                                          -      The date this policy ends.
                                   If the guarantee of insurability ends, any additional Premium payments will not be considered to be Planned Periodic Premiums.

                            Effect of Additional Premium Payments on Face Amount and Policy Guarantees
                            See the Guaranteed Benefits Rider.

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                            HOW VARIABLE LIFE INSURANCE WORKS
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The Separate Account        We provide the variable life insurance benefits
                            under this policy through investments we make in the Separate Account designated in Policy Schedule 6. We keep this account separate from our general account and any other separate accounts. We use it to support variable life insurance policies and may use it for other purposes permitted by applicable laws and regulations. We own the assets in the Separate
                            Account. Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct. But we may transfer to our general account assets that exceed the reserves and other liabilities of the Separate Account.

                            The Separate Account is registered as a unit
                            investment trust with the Securities and Exchange
                            Commission ("SEC") under the Investment Company Act
                            of 1940 (the "1940 Act"). The Separate Account is
                            also governed by State laws as designated in Policy
                            Schedule 6.
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Subaccounts                 The Separate Account is divided into the subaccounts
                            shown in Policy Schedule 6. Each subaccount invests
                            in a designated Fund.
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Value in Each               On each business day, we calculate the value in each
Subaccount                  subaccount as follows:

                            (1) We take the number of the Accumulation Units in the subaccount at the end of the preceding Valuation Period and multiply it by the subaccount's Accumulation Unit Value on that business day.
                            (2) We add to (1) any Premiums allocated to the subaccount during the current Valuation Period and subtract from (1) any Premium sales load deducted before allocation. The amount of any Premium sales load is shown in Policy Schedule 3.
                            (3) We add to (2) any loan repayments received and subtract from (2) any loans that are taken from the subaccount during the current Valuation Period.
                            (4) We add to (3) any amounts transferred to the subaccount and subtract from (3) any amounts transferred from the subaccount (including any applicable transfer charge) and any amounts withdrawn from the subaccount (including any applicable surrender charge) since the end of the preceding Valuation Period. The amount of any transfer charge or surrender charge is shown in Policy Schedule 3.
                            (5) If a Policy Processing Date occurs during the Valuation Period, we subtract the charges shown in Policy Schedule 3 under "Deductions from Account Value" from (4), and add the credits shown in Policy Schedule 3 under "Credits to Account Value" to (4). We also subtract any other applicable charges shown in Policy Schedule 3 under "Other Charges Deducted From Account Value."
                            (6) If the Account Value remaining after (5) is negative, we calculate the Net Surrender Value, and then set the value in each subaccount to zero. The amount by which the Net Surrender Value is negative is considered an overdue charge.

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Number of                 For each subaccount the number of Accumulation Units
Accumulation Units        is the sum of:

                          Each Premium, transfer or loan repayment allocated to the subaccount

                          Divided By

                          The value of an Accumulation Unit for that subaccount for the Valuation Period in which we received the Premium, transfer or loan repayment.

                          We then reduce the number of units for transfers,
                          withdrawals, loans and charges deducted from each
                          subaccount. We increase the number of units for
                          credits added to each subaccount. We make such
                          reductions and additions as of the Valuation Period in
                          which the transfer, withdrawal, loan, charge or credit
                          is effective.
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Value of Each             For each subaccount, we set the value of an
Accumulation Unit         Accumulation Unit (the "Accumulation Unit Value") when
                          we established the subaccount. The value may increase or decrease from one Valuation Period to the next.
                          For any Valuation Period the Accumulation Unit Value is:

                          The Accumulation Unit Value for the last prior Valuation Period

                          Multiplied By

                          The Net Investment Factor for that subaccount for the
                          current Valuation Period.
--------------------------------------------------------------------------------
Net Investment Factor     This is an index used to measure the investment
                          performance of a subaccount from one Valuation Period
                          to the next.  For any subaccount, we determine the Net
                          Investment Factor by dividing the value of the assets
                          of the subaccount for that Valuation Period by the
                          value of the assets of the subaccount for the
                          preceding Valuation Period. We subtract from that
                          result the daily equivalent of any asset-based charge
                          for the Valuation Period, as shown on Policy
                          Schedule 3. We also take reinvestment of dividends and
                          capital gains and losses into account when we
                          determine the Net Investment Factor.
--------------------------------------------------------------------------------
Changes Within The        We may from time to time make additional subaccounts
Separate Account          available.  We also have the right, subject to
                          obtaining any necessary regulatory approvals, to eliminate subaccounts from the Separate Account, to combine two or more subaccounts, or to substitute a new portfolio for the portfolio in which a subaccount invests. We reserve the right to transfer assets of the Separate Account or of a subaccount, which we determine to be associated with the class of policies to which this policy belongs, to another separate account or subaccount.

                          When permitted by law, we reserve the right to:
                             -  deregister the Separate Account under the 1940
                                Act;
                             -  make any changes required by the 1040 Act;
                             - operate the Separate Account as a management company under the 1940 Act or in any other form of organization permitted by applicable law;
                             - reserve, restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the Separate Account;
                             - combine the Separate Account with other separate accounts; and
                             -  create a new separate account.

--------------------------------------------------------------------------------
                              CHARGES AND CREDITS
--------------------------------------------------------------------------------
Charges and Credits           We deduct charges to help us cover our costs and
                              expenses for sales and administration of the policy, and for taxes paid, services provided and risks assumed under the policy. The specific charges that apply to this policy, the amount of each charge, how it is determined and when it is collected are shown in Policy Schedule 3.

                              The charges include a mortality, or "cost of insurance" charge. We may use cost of insurance rates that produce a lower cost of insurance charge than would be produced using the guaranteed maximum cost of insurance rates shown in Policy
                              Schedule 5. Any change in the current rates will be as described in OTHER IMPORTANT INFORMATION, under Changes in Policy Cost Factors.

                              We also may add a credit to the Account Value. If we do so, the amount of the credit, how it is determined and when it is credited is shown in Policy Schedule 3.

                              Any applicable charge is deducted from each subaccount in proportion to the Account Value in that subaccount. Any Credit is added to each subaccount in proportion to the Account Value in that subaccount.

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                         POLICY BENEFITS FOR THE OWNER
                         There are important rights and benefits that are
                         available to you during the Insured's lifetime.
--------------------------------------------------------------------------------
Owner's Right to         You may transfer all or part of the Account Value among
Transfer                 the subaccounts.  To make a transfer, you must provide
Account Value            us with satisfactory notice at our Service Center.  The
                         transfer takes effect when we receive the notice. The number of transfers allowed without charge each policy year, and the minimum amount that may be transferred from any subaccount in any transaction, are shown in Policy Schedule 2. We reserve the right to charge for each additional transfer, as shown in Policy Schedule
                         3.

                         You select the subaccounts to which to allocate a transfer. The maximum number of subaccounts in which you may have Account Value at any one time is shown in Policy Schedule 1.

                         An excessive number of transfers, including short-term
                         "market timing" transfers, may adversely affect the
                         performance of the underlying portfolio in which a
                         subaccount invests.  If, in our sole opinion, a pattern
                         of an excessive number of transfers develops for a
                         policy, we reserve the right not to process a transfer
                         request. We also reserve the right not to process a
                         transfer request when the sale or purchase of shares
                         or units of an underlying portfolio is not reasonably
                         practicable due to actions taken or limitations imposed
                         by the underlying fund.
--------------------------------------------------------------------------------
Policy Loans             You may use this policy as collateral to borrow money
                         from us. The policy will be the only security we require for the loan. You may take a loan at any time this policy is in effect. You may repay all or part of the loan at any time while the Insured is living. Applicable minimum and maximum amounts for any loan or repayment are shown in Policy Schedule 2.

                         Loan Collateral Account
                         When you take a loan, we transfer the amount from the Account Value and hold it as collateral in our general account ("loan collateral account"). When you repay a loan, we transfer the amount of the repayment from the loan collateral account to the Account Value.

                         Loan Interest Charged
                         We accrue interest on any Loan Debt as of the beginning of each policy year and on any new loan taken during the policy year. Loan repayments reduce the amount of the Loan Debt to which interest applies. The maximum rate of loan interest charged is shown in Policy
                         Schedule 2. Interest accrues each day and is due at the end of each policy year. If interest isn't paid when due, it is capitalized, (that is considered a new loan) and we add it to the loan amount.

                         Loan Interest Credited
                         We credit interest on the amount held in the loan collateral account at the beginning of each policy year and on any amounts transferred to the loan collateral account during the policy year. Loan repayments reduce the amount in the loan collateral account to which interest is credited. The minimum rate we credit to the loan collateral account is shown in Policy Schedule 2.

                         Net Loan Cost
                         The difference between the loan interest charge accrued and the loan interest credit accrued is called the "net loan cost". The net loan cost accrues each day and reduces the amount available upon surrender of the policy. On each policy anniversary, we reduce the Account Value by the net loan cost and add it to the amount held in the loan collateral account. The maximum net loan cost is shown in Policy Schedule 3.

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Policy Loans (Continued)      Allocation of Loans and Repayments
                              You may select the subaccount(s) from which to take a loan, and the subaccount(s) to which to allocate a repayment. If you do not specify, we allocate the loan or repayment in proportion to your Account Value in each subaccount as of the date of the loan or repayment.

                              Effect on Death Benefit and Surrender Value
                              A loan, whether repaid or not, has a permanent effect on a policy's Surrender Value, and may have a permanent effect on the Death Benefit. Amounts held in the loan collateral account do not participate in the performance of the Separate Account.

                              Upon a surrender of the policy, we deduct the amount of any Loan Debt from the Surrender Value. Upon the Insured's death, we deduct the Loan Debt from the Death Benefit.

                              Termination Due to Excess Loan Debt
                              If the Loan Debt exceeds the Surrender Value on a Policy Processing Date, we will terminate this policy. We will not do this, however, until 61 days after we mail notice of our intent to terminate. To avoid termination, you must pay us at least the "Payment Required to Prevent Termination Due to Excess Loan Debt," shown on Policy Schedule 2. We'll notify, at their last known addresses, you and anyone who holds this policy as collateral.

                              If the Insured dies during the 61-day period, we will pay the Beneficiary the insurance benefits under the policy as described in Proceeds Payable to the Beneficiary.

                              Effect of Loan Debt on Policy Guarantees
                              See the Guaranteed Benefits Rider.
-------------------------------------------------------------------------------
Assignment - Using            You can assign this policy as collateral security
This Policy As                for a loan or other obligation. This does not
Collateral Security           change the ownership. But your rights and any
                              Beneficiary's rights are subject to the terms of
                              the assignment. To make or release an assignment
                              we must receive written notice, satisfactory to
                              us, at our Variable Life Service Center. We are
                              not responsible for the validity of any
                              assignment.
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Withdrawals                   You have the right to make partial withdrawals,
                              subject to the requirements shown in Policy
                              Schedule 2. A partial withdrawal may not be repaid. We may apply a surrender charge to any withdrawal. The amount of any such charge and when it would apply is shown in Policy Schedule 3.

                              Requesting A Partial Withdrawal
                              The request for a partial withdrawal must be in a form satisfactory to us. The effective date of the withdrawal is the date we receive the request at our Variable Life Service Center.

                              Effect of A Partial Withdrawal on Account Value As of the effective date of a partial withdrawal, we reduce the Account Value by the amount of the withdrawal and any applicable surrender charge. We reduce the value of each subaccount in accordance with your instructions. If we receive no such instructions, we reduce the value in each subaccount in proportion to your Account Value in each subaccount as of the effective date of the partial withdrawal.

                              Effective of Withdrawals on Face Amount and
                              Policy Guarantees
                              See the Guaranteed Benefits Rider.

Surrender Value               The Surrender Value is equal to the Contract Value
                              less any applicable surrender charge. The Contract
                              Value equals the Account Value plus Loan Debt,
                              minus any accrued charges. Surrender charges and
                              charges we accrue for are shown in Policy
                              Schedule 3.
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Surrendering                  You can surrender this policy at any time and
to Receive                    receive its Net Surrender Value. The Net Surrender
the Net Surrender Value       Value is equal to the Surrender Value less any
                              Loan Debt. We will determine the Net Surrender
                              Value as of the date we receive this policy and the signed request at our Variable Life Service
                              Center.

                              The surrender will take effect on the date you send this policy to our Variable Life Service Center with a signed request for surrender in a form satisfactory to us.

                              You may receive the Net Surrender Value in cash or
                              under one or more income plans. See Choosing An
                              Income Plan.
-------------------------------------------------------------------------------
Grace Period                  After the end of the Guarantee Period (see the
                              Guaranteed Benefits Rider), we will terminate this policy on any Policy Processing Date if the Surrender Value on such Policy Processing Date is negative. We will consider this negative Surrender
                              Value an overdue charge as of such Policy
                              Processing Date.

                              We will not terminate this policy due to a negative Surrender Value until the end of the grace period. The grace period will end 61 days after we mail you a notice that we may terminate this policy because of insufficient Surrender Value. To avoid termination, you must pay us at least the grace amount. The grace amount is defined in Policy Schedule 2. We will specify this amount on the notice we send.

                              If the Insured dies during the grace period, we will pay the Beneficiary the insurance benefits under the policy as described in Proceeds Payable to The Beneficiary.

                              We can also terminate this policy at any time,
                              even during the Guarantee Period, if Loan Debt
                              exceeds the Surrender Value. See Termination Due
                              to Excess Loan Debt.
-------------------------------------------------------------------------------
How to Reinstate              If we have terminated this policy at the end
This Policy                   of the grace period, you may reinstate it
                              while the Insured is alive if:
                                   -    You ask for reinstatement within three
                                        (3) years after the end of the grace
                                        period;
                                   -    We receive satisfactory evidence of the
                                        Insured's insurability; and
                                   -    You pay us at least the Reinstatement
                                        Premium shown in Policy Schedule 2.
                              The effective date of the reinstated policy is
                              the Policy Processing Date on or next following
                              the date we approve the reinstatement application.
-------------------------------------------------------------------------------
Right to Exchange             You may exchange this policy for a policy with
for Fixed Life Insurance      benefits that do not vary with the investment
                              results of a separate account. You must elect the exchange within 18 months from the Issue Date. We will require no evidence of insurability. The maximum charge to exchange the policy is shown in Policy Schedule 3.

                              We issue the new policy on the Insured's life after we receive:
                                   -    a proper written request; and
                                   -    this policy.


                              About The New Policy
                              The new policy's owner and Beneficiary will be the same as those of this policy as of the date of the exchange. The new policy will have the same Issue Age, Issue Date, face amount, Surrender Value and underwriting class as this policy. Any Loan Debt under this policy will be carried over to the new policy.

--------------------------------------------------------------------------------
                              INSURANCE BENEFITS
--------------------------------------------------------------------------------
Death Benefit                 The Death Benefit for this policy on any day is
                              the greater of the Guaranteed Minimum Death
                              Benefit (see the Guaranteed Benefits Rider) and
                              the Variable Insurance Amount.
--------------------------------------------------------------------------------
Variable Insurance            The Variable Insurance Amount on the Policy Date
Amount                        equals the Contract Value as of such date
                              multiplied by the appropriate Attained Age Factor for the Insured's Issue Age shown on Policy
                              Schedule 4. Thereafter, the Variable Insurance
                              Amount will vary daily based on the investment results, any Premium payments or partial withdrawals made, and any charges deducted from or credits added to the Account Value. The Variable
                              Insurance Amount will be determined each day by multiplying the Contract Value by the appropriate
                              Attained Age Factor shown or described in Policy
                              Schedule 4.

                              In no event will the Variable Insurance Amount be
                              less than that required to keep this policy
                              qualified as life insurance under the Federal
                              income tax laws.
--------------------------------------------------------------------------------
Proceeds Payable To The       We will pay the Death Benefit Proceeds to the
Beneficiary                   Beneficiary upon the Insured's death. The Death
                              Benefit Proceeds equal the Death Benefit less any Loan Debt, plus any amounts payable under additional insurance riders. We may pay the proceeds in cash or under one or more income options. See Choosing An Income Option.

                              The values we use in the calculation of the Death Benefit Proceeds will be those as of the Insured's date of death. If the Insured dies during the 61-day period after we mail notice of our intent to terminate (see Grace Period and Termination Due to Excess Loan Debt), we will pay the Beneficiary the Death Benefit Proceeds in effect immediately prior to that period reduced by any overdue charges.

                              The Death Benefit will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                              How to Claim Death Benefit Proceeds
                              The Beneficiary should contact our Variable Life Service Center for instructions. We usually pay the proceeds within 7 days after we receive Due Proof of the Insured's Death, and any other requirements. We may delay payment of all or part of the Death Benefit if we have not been able to determine this policy's Contract Value as of the date of death because:
                               (1) the NYSE is closed for trading;
                               (2) the SEC determines that a state of emergency
                                   exists;
                               (3) an order of the SEC permits a delay for the
                                   protection of policyowners;
                                   or
                               (4) trading on the NYSE is restricted.

                              If a delay is necessary and death occurs prior to the end of the Guarantee Period, we may delay payment of any excess of the Death Benefit over the Guaranteed Minimum Death Benefit (See the Guaranteed Benefits Rider). After the Guarantee Period we may delay payment of the entire Death Benefit. We add interest to the Death Benefit Proceeds at an annual rate of at least 4% from the date of death to the date of payment. Interest added to Death Benefit Proceeds will not be less than that required by any applicable law.

--------------------------------------------------------------------------------
                              CHOOSING AN INCOME OPTION
--------------------------------------------------------------------------------
                              You may choose one or more income options for the payment of Death Benefit Proceeds during the Insured's lifetime. If, at the time of the Insured's death, no option has been chosen for paying Death Benefit Proceeds, the Beneficiary may choose one within one year. You may also elect an income option upon surrender of the policy for its Net Surrender Value.

                              Our approval is needed where:
                                   -  the person named to receive payment
                                      ("Payee") is other than you or the
                                      Beneficiary;
                                   - the Payee is not a natural person, such as a corporation; or
                                   -  any income payment would be less than
                                      $100.
--------------------------------------------------------------------------------
The Income Options            There are six income options to choose from. They
                              are:

                              Option 1.  Income For A Fixed Period
                              We make payment in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the amount shown in the following table. Values for annual, semi-annual or quarterly payments are available on request.

                                    TABLE FOR INCOME FOR A FIXED PERIOD
                                    (Payments for Each $1,000 Applied)

                               ----------------------------------------------------------------------------------------------
                                    Fixed Period                     Monthly              Fixed Period          Monthly
                                      of Years                       Income                  of Years           Income
                                    ------------                 --------------            ------------        ---------
                                        1                           $84.47                     16                $6.53
                                        2                            42.86                     17                 6.23
                                        3                            28.99                     18                 5.96
                                        4                            22.06                     19                 5.73
                                        5                            17.91                     20                 5.51
                                        6                            15.14                     21                 5.32
                                        7                            13.16                     22                 5.15
                                        8                            11.68                     23                 4.99
                                        9                            10.58                     24                 4.84
                                       10                             9.61                     25                 4.71
                                       11                             8.86                     26                 4.59
                                       12                             8.24                     27                 4.47
                                       13                             7.71                     28                 4.37
                                       14                             7.26                     29                 4.27
                                       15                             6.87                     30                 4.18
                               ----------------------------------------------------------------------------------------------


                              Option 2.  Income For Life
                              We make payment to the Payee in equal monthly installments and guarantee payment for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, we guarantee income until payments equal the amount applied. If the Payee lives beyond the guaranteed payments, payments continue until his or her death.

                              We guarantee each payment will be at least the amount shown in the following table. By age we mean the Payee's age on his or her birthday nearest the effective date. Amounts for ages not shown are available on request.

-------------------------------------------------------------------------------
The Income Options
(Continued)

                                 TABLES FOR INCOME FOR LIFE
                         (Monthly Payments for Each $1,000 Applied)

              -----------------------------------------------------------------
                                     PAYMENTS TO A MALE

                Age     10 Years Certain     20 Years Certain    Refund Certain
               -----    ----------------     ----------------    --------------
               0-10          $3.24                $3.23               $3.22
               15             3.32                 3.31                3.30
               20             3.41                 3.40                3.39
               25             3.52                 3.51                3.50
               30             3.66                 3.64                3.63
               35             3.84                 3.81                3.79
               40             4.07                 4.00                3.99
               45             4.36                 4.23                4.24
               50             4.71                 4.50                4.54
               55             5.14                 4.79                4.92
               60             5.68                 5.10                5.39
               65             6.35                 5.38                6.01
               70             7.17                 5.60                6.83
               75             8.07                 5.72                7.94
               80             8.93                 5.75                9.48
               85 & over      9.54                 5.75                ----

              -----------------------------------------------------------------


              -----------------------------------------------------------------
                                     PAYMENTS TO A FEMALE

                Age     10 Years Certain     20 Years Certain    Refund Certain
               ----     ----------------     ----------------    --------------
               0-10          $3.17                $3.16               $3.15
               15             3.23                 3.22                3.21
               20             3.30                 3.29                3.28
               25             3.39                 3.38                3.37
               30             3.50                 3.49                3.48
               35             3.64                 3.62                3.61
               40             3.81                 3.78                3.77
               45             4.04                 3.99                3.98
               50             4.33                 4.23                4.24
               55             4.70                 4.53                4.57
               60             5.17                 4.87                4.99
               65             5.80                 5.22                5.55
               70             6.63                 5.51                6.32
               75             7.64                 5.68                7.39
               80             8.64                 5.74                8.85
               85 & over      9.33                 5.75                ----

              ----------------------------------------------------------------

              Option 3. Interest Payment
              Amounts can be left with us to earn interest at an annual rate of at least 3%. We can make interest payments annually, semi-annually, quarterly or monthly.

              Option 4. Income Of A Fixed Amount
              We make payments of an agreed-upon fixed amount annually, semi-annually, quarterly or monthly. The fixed amount per year must be at least $60 for each $1,000 of the amount applied. The amount applied earns interest at an annual rate of at least 3%. Payments continue until we have fully paid the amount applied and interest.

--------------------------------------------------------------------------------
The Income Options      Option 5. Joint Life Income
(Continued)             This option is available if there are two Payees. At
                        least one of the Payees must be either you or the Beneficiary of this policy. We make monthly payments as long as at least one of the Payees is living. We guarantee the payments will be at least the amount shown in the following table while both Payees are alive.
                        When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown. By age we mean the Payees age on his or her birthday nearest the effective date. Amounts for two males, two females, or for ages not shown in the table below are available on request.


                                       TABLE OF JOINT LIFE INCOME
                              (Monthly Payments for Each $1,000 Applied)

                                              FEMALE AGE

                                55       60        65       70        75
                             -----------------------------------------------
                        50   $4.55     $4.76     $4.99     $5.26    $5.56
                        55    4.75      4.99      5.27      5.59     5.95
                        60    4.96      5.25      5.59      5.98     6.42
             MALE AGE   65    5.15      5.53      5.94      6.43     6.99
                        70    5.43      5.84      6.33      6.94     7.66
                        75    5.69      6.16      6.73      7.49     8.41
                             -----------------------------------------------


                        Option 6.  Immediate Annuity
                        An amount can be used to buy any single premium
                        immediate annuity we offer at the time.
--------------------------------------------------------------------------------
Payments When Payee     When the Payee dies, we will pay any amounts still due.
Dies                    The amounts still due are determined as follows.
                            - For options 1,2, or 4, any remaining guaranteed
                              payments continue. Under option 4, we may pay any unpaid proceeds with any accrued interest in a single sum. Under options 1 and 2, we may pay the discounted values of the remaining guaranteed payments in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is 3% for options 1 and 2. But we will use the interest rate we used to calculate the payment for options 1 and 2, if they were not based on the table in this policy.
                            - For option 3, we pay the unpaid amount and any
                              accrued interest.
                            - For option 5, no amounts are payable after both
                              Payees have died.
                            - For option 6, the annuity contract will state the
                              amount due, if any.

--------------------------------------------------------------------------------
                             OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------
Limits On Our Contesting     We rely on the statements made in the applications.
This Policy                  Legally, they are considered representations, not
                             warranties. We can contest the validity of this policy if you make any material misstatements in the initial application, a copy of which is attached. We can also contest any amount of Death
                             Benefit which would not be payable except for the fact that an additional Premium was paid, if any material misstatements are made in any application required with the Premium.

                             We won't contest the validity of this policy after this policy has been in effect during the Insured's lifetime for two years from the Issue Date. Nor will we contest any amount of Death Benefit attributable to an additional Premium after it has been in effect during the Insured's lifetime for two years from the date we receive and accept such Premium.

                             If we reinstate this policy, this provision is
                             measured from the effective date of the reinstated
                             policy.
--------------------------------------------------------------------------------
Report                       We send you a report at least once a year, within
                             31 days after the end of each policy year.  The
                             report shows the Death Benefit, Surrender Value and
                             Loan Debt as of the end of the policy year.  The
                             report also shows the allocation of the Account
                             Value as of such date and the amounts deducted from
                             or added to the Account Value since the last
                             report.  The report also includes any other
                             information that may be currently required by the
                             insurance supervisory official of the jurisdiction
                             in which we delivered this policy.
--------------------------------------------------------------------------------
Policy Changes -             For the Insured and the owner to receive the tax
Applicable Tax Law           treatment accorded to life insurance under Federal
                             law, this policy must qualify initially and
                             continue to qualify as life insurance under the
                             Internal Revenue Code or successor law.  Therefore,
                             to maintain this qualification to the maximum
                             extent permitted by law, we have reserved in this
                             policy the right to return any Premium payments
                             that would cause this policy to fail to qualify as
                             life insurance under applicable tax law as
                             interpreted by us.  Further, we reserve the right
                             to make changes in this policy or its riders or to
                             make distributions from the policy to the extent
                             we deem it necessary to continue to qualify this
                             policy as life insurance.  Any such changes will
                             apply uniformly to all policies that are affected.
                             We will give you advance written notice of such
                             changes.
--------------------------------------------------------------------------------
Error in Age or Sex          If an age or sex as stated in the application is
                             wrong, it could mean the Initial Face Amount or any other policy benefit is wrong. The Initial Face
                             Amount will be recalculated based on the Initial
                             Premium and the Guarantee Period (see the
                             Guaranteed Benefits Rider).  Then, the Surrender
                             Value and Death Benefit will be recalculated from the Policy Date using the actual cost of insurance rates based on the correct age and sex taking into account any policy transactions such as additional
                             Premiums, loans, loan repayments or withdrawals.

-------------------------------------------------------------------------------
Suicide If the Insured commits suicide within two years from the Issue Date, while sane or insane we will limit the Death Benefit to the amount of the Premiums paid less any withdrawals and Loan Debt.

                              If the Insured commits suicide, while sane or
                              insane, within two years of any date
                              we receive and accept an additional Premium, any
                              amount of Death Benefit which would not be payable
                              except for the fact that the additional Premium
                              was paid will be limited to the amount of such
                              payment, less any withdrawals and loans
                              attributable to such Premium payment.
--------------------------------------------------------------------------------
Claims Of Creditors           The proceeds of this policy will be free from
                              creditors claims to the extent allowed by law.
--------------------------------------------------------------------------------
Non-Participating             This policy does not participate in our divisible
                              surplus.
--------------------------------------------------------------------------------
Authority To Make             All agreements made by us must be signed by our
Agreements                    president or a vice president and by our secretary
                              or an assistant secretary. No other person, including an insurance agent or broker can:
                                -  change any of this policy's terms;
                                -  extend the time for paying Premiums; or
                                -  make any agreement binding on us.

--------------------------------------------------------------------------------
Changes In Policy Cost        Any changes in policy cost factors (such as
Factors                       current cost of insurance rates and loan charges)
                              that we have reserved the right to make will be by
                              class and based upon changes in future
                              expectations for such elements as mortality,
                              persistency, expenses and taxes. The policy cost
                              factors are determined prospectively. We will not
                              recoup prior losses by means of policy cost factor
                              changes. We will determine any change in policy
                              cost factors in accordance with procedures and
                              standards on file, if required, with the insurance
                              supervisory official of the jurisdiction in which
                              we deliver this policy.
--------------------------------------------------------------------------------
Maturity Date                 If this policy has a maturity date, it is shown in
Of This Policy                Policy Schedule 2. On the maturity date, we will
                              pay you the Net Surrender Value if the Insured is
                              then living. We may pay the Net Surrender Value in
                              cash or under one or more income options. See
                              Choosing An Income Option.
--------------------------------------------------------------------------------
Payment Under The             We usually pay the amount of a loan or partial
Policy                        withdrawal, or the Net Surrender Value within 7
                              days after we receive a request satisfactory to us. But we may delay making a payment of a loan when:

                                (1)  the NYSE is closed for trading;
                                (2)  the SEC determines that a state of
                                     emergency exists;
                                (3) an order of the SEC permits a delay for the protection of policyowners; or
                                (4)  trading on the NYSE is restricted.

                              We may also defer transfers upon the occurrence of any of the events described above.

--------------------------------------------------------------------------------
Note Regarding Our            We base our computations of reserves, any
Computations                  guaranteed benefits and the maximum cost of
                              insurance charges on the mortality table and interest rate shown in Policy Schedule 2. In calculating the maximum cost of insurance charges, we use the Insured's Attained Age, sex and underwriting class. When making our computations, we assume that death claims are paid immediately.
                              Our mortality and expense risks shall not adversely affect the dollar amount of insurance benefits or Surrender Values.

                              We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered. All policy values equal or exceed those required by the law of that state or jurisdiction. Any benefit provided by an attached rider will not increase these values unless stated in that rider.
















--------------------------------------------------------------------------------
Modified Single Premium       Variable life insurance payable upon death of
Varible Life Insurance        insured. Modified single premium.
Policy                        Non-participating. Investment results reflected
                              in policy benefits. Guaranteed Minimum Death
                              Benefit and Guarantee Period as described in Guaranteed Benefits Rider.